                                                             Exhibit 23(j)(ii)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 6 to Registration
Statement No. 333-102588 of Oppenheimer Principal Protected Main Street Fund,
a series of Oppenheimer Principal Protected Trust on Form N-1A of our report dated March 2, 2005, relating to the consolidated financial statements of
Merrill Lynch Bank USA for the year ended December 31, 2004.

We also consent to the reference to us under the heading "Independent
Registered Public Accounting Firm" in the Statement of Additional
Information, which is also part of such Registration Statement.

/s/ Deloitte & Touche LLP
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Deloitte & Touche LLP
Salt Lake City, Utah
December 23, 2005